UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 8, 2015
Date of report (Date of earliest event reported)

SEI Investments Company
(Exact name of registrant as specified in its charter)

Pennsylvania	0-10200	23-1707341
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
1 Freedom Valley Drive
Oaks, Pennsylvania 19456
(Address of principal executive offices) (Zip Code)
(610) 676-1000
(Registrants’ telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Edward D. Loughlin, Executive Vice President - Institutional Investors, will retire effective on January 31, 2016, but will remain on the Board of Directors of the Company’s investment advisor subsidiary, SEI Investment Management Corp.

Item 8.01. Other Events.

On Tuesday, December 8, 2015, the Company issued a press release declaring a dividend of $0.26 (twenty-six cents) per share. The cash dividend will be payable to shareholders of record on December 21, 2015 with a payment date of January 5, 2016. In addition, SEI's Board of Directors also approved an increase in its stock repurchase program by an additional $100 million, increasing the available authorization under the program to approximately $153 million.

A copy of the press release is furnished as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

As provided in General Instruction B.2 to Form 8-K, the information furnished in Item 5.02, Item 8.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits
99.1    Press Release dated December 8, 2015 of SEI Investments Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEI INVESTMENTS COMPANY

Date:	December 9, 2015	By:	/s/ Dennis J. McGonigle
Dennis J. McGonigle Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number    Description

99.1        Press Release dated December 8, 2015 of SEI Investments Company.